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                                                                  EXHIBIT 10(LL)

                  Employment Agreement for Gayle A. DeBrosse


This Employment Agreement (Agreement) is entered into as of November 1, 1998, by and between Gayle A. DeBrosse (Executive) and Koo Koo Roo Enterprises, Inc., a Delaware corporation (KKRE), Chi-Chi's, Inc., a Delaware corporation (Chi-
Chis), El Torito Restaurants, Inc., a Delaware corporation (El Torito), and Koo Koo Roo, Inc. (KKR) (KKRE, Chi-Chi=s, El Torito and KKR are hereinafter collectively referred to as the Company). Whereas the Company desires to obtain the services of Executive, and whereas the Executive desires to be employed by the Company upon the following terms and conditions, the parties agree as follows:

1. POSITION AND DUTIES
----------------------

Executive will hold the positions and titles of Executive Vice President (EVP) of KKRE and President of KKR from the date of this Agreement and for the period of time specified in this Agreement. As the President of KKR, Executive reports to the President and Chief Executive Officer of KKRE and will assist the President and Chief Executive Officer in developing and implementing KKRs ongoing business strategy and objectives. The Executive may have additional powers and duties as prescribed from time to time by the President and Chief Executive Officer and/or the Board of Directors (Board) of KKRE.

Executive agrees to devote all of her business time, skill, attention, and best efforts to the Company's business and to discharge and fulfill the responsibilities assigned to her by the Company during her employment under this Agreement. Executive further agrees that she will not render business services to any other person or entity without the prior written consent of the Company, and that she will not engage in any activity which conflicts or interferes with the performance of the duties and responsibilities of her position.

2. TERM OF EMPLOYMENT
---------------------

This Agreement covers the Executives employment with the Company from the date of this Agreement through December 31, 2001 (Period of Employment), or such earlier termination date as provided for in Section 5 below.

3. LOCATION
-----------

Executive will be based at the Companys executive offices in Irvine, California, and will be expected to travel to the Companys offices and restaurants at other locations as needed for the performance of her duties and responsibilities.

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4. COMPENSATION AND BENEFITS
----------------------------

(a) Salary
----------

During the Period of Employment, in consideration of services to be rendered, Executive will be paid an annual base salary as follows:

  (i) Executive's initial annual base salary will be $190,000. Executive's annual base salary will be increased by $9,500 on January 1, 2000, and by an additional $9,975 on January 1, 2001.

  (ii) If EBITDA (as defined below) for KKR (which includes the Hamburger Hamlet restaurant group) for any twelve fiscal month period beginning on or after November 1, 1998, and ending on or before June 30, 2000, equals or exceeds $10,000,000, then from and after the last day of the first such period, Executive's annual base salary will, on a one time basis, be increased by $25,000.

  (iii)If EBITDA (as defined below) for KKR (which includes the Hamburger Hamlet restaurant group) for any twelve fiscal month period beginning on or after November 1, 1998, and ending on or before December 31, 2000, equals or exceeds $18,000,000, then from and after the last day of the first such period, Executive's annual base salary will, on a one time basis, be increased by $25,000.

AEBITDA shall be calculated within twenty (20) days after the end of each fiscal month in a manner consistent with the Company's key data reports as such key data reports are prepared on the date hereof. In the event the restaurant businesses comprising KKR (i.e., Koo Koo Roo California Kitchen restaurants and Hamburger Hamlet restaurants) changes, Executive and the Company shall negotiate in good faith new EBITDA targets for sections 4(a) (ii) and 4(a) (iii) above. Executive's annual base salary shall be earned and paid in equal bi-weekly installments, less any deductions required by law, pursuant to the procedures regularly established by the Company. Executive may be eligible for periodic increases in base salary as determined by KKRE's Board in its sole and absolute discretion.

(b) Annual Incentive Compensation
---------------------------------

During the Period of Employment, the Executive will participate in the Company's Management Incentive Compensation Plan (the Bonus Plan) as currently established and as modified from time to time. Under the terms of the current Bonus Plan, Executive's annual incentive award is based upon one or more performance measures, such as Division sales performance, Division EBITDA performance, and personal objectives. Executive will have an annual target incentive equal to 80% of her annual base salary. Actual incentives payable will be determined by the terms of the Bonus Plan or successor plans. The Company reserves the right to modify, amend, or discontinue the Bonus Plan at any time; however, if the Bonus Plan is discontinued, it is expected that a comparable annual incentive plan, as agreed to by the Executive and the Company, will be implemented in its place.

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c) Long Term Incentive Compensation
-----------------------------------

The Executive will be eligible to participate in the Company's long term incentive plan and shall be granted stock options thereunder as approved by KKRE's Board. With regard to any grant(s) of stock options, notwithstanding the vesting provisions of such grant(s) or the provisions of the stock incentive plan, all options granted to Executive shall immediately vest upon (i) any Change of Control as defined in the Indenture, dated January 27, 1994, between FRI, as issuer, and IBJ Schroder Bank & Trust Company, as trustee, or (ii) any termination without Cause (as hereinafter defined), or (iii) any termination for Good Reason (as hereinafter defined).

(d) Benefits
------------

During the Period of Employment, Executive will be entitled to participate in the Company's standard medical, dental, life, accident, disability, retirement plans, QRC privileges, and similar benefit plans as shall be generally available to executive employees of the Company from time to time.

(e) Vacation
------------

During the Period of Employment, the Executive will receive Company paid vacation time off in accordance with the Company's policies and procedures, as may be amended from time to time, and which currently provide Executive with four (4) weeks vacation per year.

(f) Car Allowance
-----------------

During the Period of Employment, the Company will provide Executive with a car allowance in accordance with the Company's policies and procedures, as may be amended from time to time, and which currently provide Executive with an allowance of Eighteen Thousand Dollars ($18,000.00) per year.

(g) Expenses
------------

During the Period of Employment, the Company will reimburse Executive for travel, lodging, entertainment, and other reasonable business expenses incurred by her in the performance of her duties in accordance with the Company's general policies, as may be amended from time to time.

5. TERMINATION OF EMPLOYMENT
----------------------------

The Period of Employment shall terminate:

(a) By Death or Disability
--------------------------

Employment will terminate automatically upon the death of Executive or when Executive begins to receive benefits under the Company's Long Term Disability Plan. In such cases, the Company will pay the Executive or her Estate:

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  (i) the salary to which she is entitled through the date of termination; and,

  (ii) a pro rata portion of the Executive's annual incentive award, if any, to which she is entitled through the date of termination.

After payment of termination benefits, the Company's obligations under this Agreement will then cease.

(b) By The Company for Cause
----------------------------

The Company may terminate, without liability, the Period of Employment for Cause as defined below at any time and without notice. In such event, the Company will pay the Executive the salary and benefits to which she is entitled through the date of termination and thereafter the Company's obligations will cease. The Executive will not be entitled to any annual incentive award or long term incentive award for the period in which Termination for Cause occurs.

Termination shall be for Cause if the Executive:

  (i) willfully breaches significant and material duties she is required to perform or any of the material terms and conditions of this Agreement;

  (ii) commits a material act of fraud, dishonesty, misrepresentation or other act of moral turpitude;

  (iii) is convicted of a felony, whether or not committed during the Period of Employment or in the course of employment hereunder;

  (iv) exhibits gross negligence in the performance of her duties, including, without limitation, the refusal to perform or carry out the resolutions or directives of the Board of Directors of the Company that are enacted by majority vote; or

  (v) is ordered removed from employment with the Company by a regulatory or other governmental agency pursuant to applicable law.

(c) By the Company Without Cause
--------------------------------

The Company may, upon two weeks written notice, terminate the employment of the Executive, at any time, for any reason, without Cause (as defined in Section 5(b) above) and without liability. If Executive's employment is terminated without Cause by the Company as described in the preceding sentence:

  (i) The Company will pay the Executive her base salary and car allowance at the rate in effect at the time of termination for the remainder of the Period of Employment or one (1) year from the date of termination, whichever is greater;

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  (ii) If termination occurs in 1999, the Company shall pay to Executive her maximum annual incentive award(s) for the remainder of the Period of Employment. If termination occurs after December 31, 1999, the Company shall pay the Executive annual incentive award amounts equal to the amount of annual incentive earned by the Executive in the previous fiscal year for the remainder of the Period of Employment or for one (1) year, whichever is greater; and,

  (iii) The Company will continue to cover the Executive in the Company's benefit programs through the end of Period of Employment or one (1) year from the date of termination, whichever is greater.

The Company may elect, in its sole and absolute discretion, to pay severance payments, exclusive of benefit programs, in a lump sum equal to the present value of the future monthly payments (assuming a 7% discount rate).

After payment of termination benefits, the Company's obligations under this Agreement will then cease.

(d) Voluntary Termination
-------------------------

The Executive may terminate employment at any time by giving the Company one (1) month's advance written notice of such termination. In this event, the Company will pay the salary and benefits to which the Executive is entitled through the end of the notice period, and thereafter the Company's obligations under this Agreement will cease. The Executive will not be entitled to any annual incentive or long term incentive grant for the year in which she terminates her employment.

(e) Termination for Good Reason
-------------------------------

The Executive may also terminate her employment for Good Reason. For purposes of this Agreement, Good Reason shall mean:

  (i) any assignment to the Executive of duties without her consent other than those contemplated by this Agreement or in accordance with those typically assumed by a President or which represent a material reduction in the scope and authority of Executive's position;

  (ii) a Company required relocation of Executive's principal place of work which requires an increase in Executive's normal commute of more than fifty (50) miles which is not agreed to by Executive; or

  (iii) any reduction in annual base salary below the amounts set forth in
Section 4(a) per relevant year which is not agreed to by Executive.

If Executive terminates employment for Good Reason, the Company will pay the
Executive:

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  (x) her base salary and car allowance at the rate in effect at the time of termination for the remainder of the Period of Employment or one (1) year from the date of termination, whichever is greater;

  (y) If termination occurs in 1999, the Company shall pay to Executive her maximum annual incentive award(s) for the remainder of the Period of Employment. If termination occurs after December 31, 1999, the Company shall pay the Executive annual incentive award amounts equal to the amount of annual incentive earned by the Executive in the previous fiscal year for the remainder of the Period of Employment or for one (1) year, whichever is greater; and,

  (z) The Company will continue to cover the Executive in the Company's benefit programs through the end of the Period of Employment or one (1) year from the date of termination, whichever is greater.

The Company may elect, in its sole and absolute discretion, to pay severance payments, exclusive of benefit programs, in a lump sum equal to the present value of the future monthly payments (assuming a 7% discount rate).

After payment of termination benefits, the Company's obligations under this Agreement will then cease.

6. PROPRIETARY INFORMATION
--------------------------

Executive understands that, by virtue of Executive's employment with the Company, Executive will acquire and be exposed to Proprietary Information (defined below). Proprietary Information means all ideas, information and materials, tangible or intangible, not generally known to the public or restaurant industry executives, relating in any manner to the business of the Company, affiliates, personnel (including partners, principals, employees and contractors), clients or others with whom it does business that Executive learns of or acquires during the period of Executive's employment with the Company. Proprietary Information includes, but is not limited to, manuals, documents, computer programs, compilations of technical, financial, legal or other data, client or prospective client lists, names of suppliers, specifications, designs, business or marketing plans, forecasts, financial information, work in progress, and other technical or business information.

Executive agrees to hold in trust and confidence all Proprietary Information during Executive's employment with the Company and for three (3) years immediately following the termination of Executive's employment with the Company. Executive shall not disclose any Proprietary Information to anyone outside the Company without the approval of the Board or use any Proprietary Information for any purpose other than for the benefit of the Company as
required by Executive's authorized duties for the Company as an employee.   For
three (3) years immediately following the termination of Executive's employment with the Company, Executive shall not use Proprietary Information for any purpose. Upon termination of employment, Executive shall not retain or take with Executive any Proprietary Information in a Tangible Form (defined below), and Executive shall immediately deliver to the Company any Proprietary Information in a Tangible

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Form that Executive may then or thereafter hold or control, as well as all other property, equipment, documents or things that Executive was issued or otherwise received or obtained during Executive's employment with the Company. Tangible Form includes ideas, information or materials in written or graphic form, on a computer disc or other medium, or otherwise stored in or available through electronic or other form.

7.  NON-SOLICITATION
--------------------

During Executive's employment with the Company and for three (3) years immediately following the termination of Executive's employment with the Company, Executive shall not, directly or indirectly, (i) solicit, induce, or attempt to solicit or induce, any person known to Executive to be an employee of the Company or any of its affiliates (each such person, a Company Person), to terminate his or her employment or other relationship with the Company or such affiliate for the purpose of associating with (A) any entity of which Executive is or becomes a partner, stockholder, member, officer, director, principal, agent, trustee or consultant, or (B) any competitor of the Company or any such affiliate or (ii) otherwise encourage any Company Person to terminate his or her employment or other relationship with the Company or such affiliate for any other purpose or no purpose.

8. ASSIGNMENT
-------------

The Executive's rights and obligations under this Agreement may not be assigned, and any attempted assignment shall be null and void. Subject to the termination provisions herein, the Company may assign this Agreement, but only to a successor or affiliated organization.

9. NOTICES
----------

All notices referred to in this Agreement shall be in writing and delivered to the Company at its principal address, 18831 Von Karman Avenue, Irvine, California 92612 or to the Executive at 10 Lessay, Newport Coast, California 92657-1060.

10. ENTIRE AGREEMENT
--------------------

The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of the Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement provided, however, the terms of benefit plans and long term incentive plans referred to herein may require referral to such documents. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms, and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

11. AMENDMENTS AND WAIVERS
--------------------------

This Agreement may not be modified, amended, or terminated except in writing, signed by the Executive and by a duly authorized representative of the Company other than the Executive. No

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failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof.

12. SEVERABILITY AND ENFORCEMENT
--------------------------------

If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement shall remain in full force and effect.

13. GOVERNING LAW
-----------------

This Agreement shall be interpreted and construed in compliance with the laws of the State of California, unless a superseding Federal law is applicable.

14. ARBITRATION
---------------

The parties agree that any disputes that may arise in connection with, arising out of or relating to this Agreement, or any dispute that relates in any way, in whole or in part, to Executive's employment with the Company, the termination of that employment or any other dispute by and between the parties or their successors or assigns, will be submitted to binding arbitration in Los Angeles, California, according to the rules and procedures of the American Arbitration Association and California Code of Civil Procedure Section 1283.05. Until any dispute hereunder is resolved, the Company shall pay all fees and expenses of the Arbitrator and shall pay to Executive all reasonable expenses and legal fees incurred by Executive in connection with such arbitration. Such payments shall be made within five (5) days after the Executive's request for payment, accompanied with such evidence of fees and expenses incurred as the Company may require. If the Company substantially prevails on substantially all of the claims at arbitration, the Company shall be entitled to recover its costs and expenses including the reasonable fees of its attorneys and the legal fees and expenses of Executive paid by the Company in the arbitrated dispute from Executive. Such payments shall be made within five (5) days after the Company's request for payment, accompanied with such evidence of fees and expenses as Executive may reasonably request. This arbitration obligation extends to any and all claims that may arise by and between the parties or their successors, assigns or affiliates, and expressly extends to, without limitation, claims or causes of action for wrongful termination, impairment of ability to compete in the open labor market, breach of an express or implied contract, breach of any collective bargaining agreement, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of earning, and claims under the California constitution, the United States Constitution, and applicable state and federal fair state labor statutes and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Fair Labor Standards Acts, as amended, the Americans With Disabilities Act of 1990, the Rehabilitation Act of 1973, as amended, the Employee Retirement Income Security Act of 1974, as amended, and the Age Discrimination in Employment Act of 1967.

15.  280G CAP
-------------

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If the Company determines that any severance payments hereunder, when added to any other payment or benefit received or to be received by Executive in connection with a change in control or the termination of Executive's employment, will be subject to the excise tax imposed by section 4999 of the Internal Revenue Code (or any similar tax that may hereafter be imposed), the Company shall reduce the severance payments (but not below zero) to the maximum amount that will result in no portion of the severance payments being subject to such tax.

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In witness whereof, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer.


_______________________________
Gayle A. DeBrosse


Koo Koo Roo Enterprises, Inc.             El Torito Restaurants, Inc.


By:____________________________               By:_______________________________
   Kevin S. Relyea
   President and Chief Executive Officer  _______________
                                               William D. Burt
                                                  President


Chi-Chi's, Inc.                           Koo Koo Roo, Inc.


By:____________________________              By:_______________________________

   Kevin S. Relyea                              Robert T. Trebing, Jr.
   Chief Executive Officer                      Vice President

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